UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2018

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Master Transaction Agreement

On November 1, 2018, RTI Surgical, Inc. (the “Company”) entered into a Master Transaction Agreement (the “Master Transaction Agreement”), by and among the Company, PS Spine Holdco, LLC, a Delaware limited liability company (the “Member”), Bears Holding Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Holdco”) and Bears Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Merger Sub”).

Subject to the terms and conditions of the Master Transaction Agreement, at the closing (the “Closing”), (i) Member shall contribute all of the issued and outstanding membership interests of Paradigm Spine, LLC, a Delaware limited liability company and wholly owned subsidiary of the Member (“Paradigm”), to Holdco (the “Contribution”), (ii) Merger Sub shall be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Holdco (the “Merger”), and (iii) Holdco shall be renamed “RTI Surgical Holdings, Inc.” (the “Transaction”). Pursuant to the Master Transaction Agreement, at the effective time of the Merger (the “Effective Time”), (a) each issued and outstanding share of common stock of the Company shall be converted automatically into one share of Holdco common stock, (b) each issued and outstanding share of Series A Convertible Preferred Stock of the Company shall be converted automatically into one share of Holdco preferred stock and (c) each stock option and restricted stock award granted by the Company will be converted into a stock option or restricted stock award, as applicable, of Holdco with respect to an equivalent number of shares of Holdco common stock on the same terms and conditions as were applicable prior to the Closing.

After the consummation of the Transaction, Holdco will own both the Company and Paradigm as wholly owned subsidiaries.

The Master Transaction Agreement and the Transaction were unanimously approved by the Board of Directors (the “Board”) of the Company on October 30, 2018 and by the Board of Managers of the Member on October 31, 2018.

Transaction Consideration

As consideration for the Contribution, the Member will receive $100.0 million (the “Cash Consideration Amount”) in cash, subject to adjustment as described below, and 10,729,614 shares of Holdco common stock (the “Stock Consideration Amount”). The Stock Consideration Amount was determined by dividing $50.0 million by the volume weighted average closing price of the Company’s common stock for the five business days prior to the signing date (the “Parent Price”). The Cash Consideration Amount is subject to the following adjustments: (i) positive dollar for dollar adjustment based on the amount of Paradigm’s cash and cash equivalents at Closing, (ii) negative dollar for dollar adjustment based on the amount of outstanding indebtedness and unpaid transaction expenses of Paradigm at Closing and (iii) negative dollar for dollar adjustment to the extent that Paradigm’s working capital (excluding indebtedness and transaction expenses) at Closing does not exceed the working capital target of $7.0 million. At the Closing, subject to the terms and conditions of the Master Transaction Agreement, a portion of the Stock Consideration Amount is currently contemplated to be issued directly to the lenders under Paradigm’s credit agreement in partial satisfaction of the amounts outstanding thereunder prior to the Closing.

In addition to the Cash Consideration Amount and the Stock Consideration Amount, Holdco may be required to make further cash payments or issue additional shares of Holdco common stock to the Member in an amount up to 10,729,614 shares of Holdco common stock (which has a value of $50.0 million, based upon the Parent Price) and an additional $100.0 million of cash and/or Holdco common stock (the “Earnout Consideration”) if certain revenue targets are achieved between Closing and December 31, 2022.

Corporate Governance

Following the Closing, Holdco will have a charter, bylaws, and certificate of designation for its Series A Convertible Preferred Stock that are substantially the same as those of the Company prior to the Closing. The directors of the Company in office immediately prior to Closing, as well as Jeffrey C. Lightcap, shall be the directors of Holdco immediately following the Closing. Mr. Lightcap is a Senior Managing Director at HealthCor Partners and is currently a member of the Board of Managers of the Member. The officers of the Company in office immediately prior to Closing shall be the officers of Holdco immediately following the Closing.

Representations, Warranties, Covenants and Indemnity

The Company and the Member have agreed to customary representations and warranties in the Master Transaction Agreement. The Master Transaction Agreement includes various covenants and agreements by the parties, including the following, among others: (i) covenants by Paradigm and the Company to continue to operate in the ordinary course during the period between the execution of the Master Transaction Agreement and Closing with specific enumerated restrictions on the operation of their businesses that are subject to the consent of the other party; (ii) procedures for making the necessary Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), filings and obtaining other requisite approvals; (iii) filing of a joint proxy and consent solicitation statement/prospectus (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”); and (iv) cooperation by the Member in connection with seeking the debt financing for the transaction by the Company. The Master Transaction Agreement also provides that the Member is obligated, subject to certain limitations (including applicable deductibles amounts, maximum dollar amounts and limited time periods), to indemnify the Company under the Master Transaction Agreement for certain matters specified in the Master Transaction Agreement. In the event that the Member is required to indemnify the Company pursuant to the terms of the Master Transaction Agreement, the Company’s sole recourse is to withhold, reduce and/or set off the amount subject to indemnification against the Earnout Consideration.

Conditions to the Consummation of the Transaction

Consummation of the Transaction is not subject to a financing condition, but is subject to customary closing conditions, including, among other things: (i) the expiration or termination of the waiting period under the HSR Act; (ii) the approval of the Transaction by the Member’s unitholders; (iii) the approval of the Transaction by the Company’s stockholders; (iv) the Registration Statement shall have become effective; and (v) the shares of Holdco common stock issuable in the Transaction shall have been approved for listing on Nasdaq.

Termination

The Master Transaction Agreement contains customary termination provisions for a transaction of this type, including provisions allowing for termination by: (i) mutual consent of the Member and Company; (ii) either party if there is a non-appealable order restraining the consummation of the Transaction; (iii) either party if the Transaction has not closed prior to January 31, 2019, which date may, subject to certain conditions, be extended to March 31, 2019 at the Company’s sole discretion (the “Outside Date”); (iv) either party if there is a breach by the other party that is uncured and would reasonably be expected to prevent the satisfaction of any of the conditions to Closing; (v) the Member if prior to the approval of the transaction by the Company’s stockholders, the Company’s Board changes its recommendation to the Company’s stockholders regarding the Transaction (a “Change in Recommendation”); and (vi) the Member if all conditions to closing are satisfied, the Member has provided notice that it is ready to consummate the Closing and the Company fails to close the transaction within three business days.

If (i) the Member terminates the Master Transaction Agreement following a Change of Recommendation but prior to the approval of the Transaction by the Company’s stockholders or (ii) the Member or the Company terminate the Master Transaction Agreement if the Company’s stockholders do not approve the Transaction or the Member or the Company terminate the Master Transaction Agreement if the Closing has not occurred by the Outside Date and, in each case, at the time of such termination pursuant to clause (ii) the Member had the right to terminate pursuant to clause (i), the Company will be required to pay the Member a termination fee in an amount equal to $4.5 million.

If (i) the Member terminates the Master Transaction Agreement because of a failure by the Company to consummate the Closing within three business days following the satisfaction of all conditions to Closing set forth in the Master Transaction Agreement and notice from the Member that it is ready to consummate the Closing or (ii) Member or the Company terminate the Master Transaction Agreement if the Closing has not occurred by the Outside Date at a time when the Member had the right to terminate pursuant to clause (i), then the Company will be required to pay the Member a termination fee in an amount equal to $9.0 million.

Registration and Listing of Holdco Common Stock

The Company and the Member will prepare, and the Company will cause Holdco to file with the SEC, a registration statement on Form S-4 in connection with the issuance of Holdco common stock in the Merger and to the Member (or its applicable designees) in the Transaction, which will include as a prospectus a joint proxy and consent solicitation statement relating to the Company stockholders meeting to adopt the Master Transaction Agreement and the Transaction, the approval of the unitholders of the Member with respect to the adoption of the Master Transaction Agreement and the issuance of new shares of Holdco capital stock pursuant to the Master Transaction Agreement .

Holdco intends to apply to list its common stock on the Nasdaq Global Market, and Nasdaq’s approval of such listing is a closing condition of the Transaction.

The above description of the Master Transaction Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Master Transaction Agreement, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference. The Master Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Master Transaction Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Master Transaction Agreement. In particular, the representations, warranties, covenants and agreements contained in the Master Transaction Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Master Transaction Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Master Transaction Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Master Transaction Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Master Transaction Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

Concurrently with and as a condition to the execution of the Master Transaction Agreement, the Company along with Holdco entered into support agreements (the “Paradigm Support Agreements”) with certain equity holders of the Member including: (i) HealthCor Paradigm Blocker Company Two, Inc. and HealthCor AIV, L.P.; (ii) Trevi Health Ventures LP and Trevi AIV, LP; and (iii) Viscogliosi Brothers LLC and VB Acquisition Co I LLC (collectively, the “Paradigm Unitholders”). Pursuant to the Paradigm Support Agreements, the Paradigm Unitholders have agreed to vote all of the voting units of the Member owned by them (the “Covered Units”) in favor of the Member’s entry into the Master Transaction Agreement and the transactions contemplated by the Master Transaction Agreement and against any action that would interfere with the consummation of the transactions contemplated by the Master Transaction Agreement. The Paradigm Support Agreements also contain certain restrictions on the sale or transfer of the Covered Units. The Paradigm Support Agreements will terminate upon the earlier of: (i) the termination of the Master Transaction Agreement; (ii) the Effective Time; (iii) the adoption and approval of the Master Transaction Agreement and the transactions contemplated by the Master Transaction Agreement by the unitholders of the Member; and (iv) any amendment or modification of the Master Transaction Agreement that is material or adverse to the Paradigm Unitholders. The written consent of the Paradigm Unitholders in favor of the Transaction, following the effectiveness of the Registration Statement, is expected to be sufficient for the unitholders of the Member to approve the Transaction.

The above description of the Paradigm Support Agreements is not complete and is qualified in its entirety by the terms of the Paradigm Support Agreements, which are attached to this Current Report as Exhibits 10.1, 10.2, and 10.3. The terms of each Paradigm Support Agreement are incorporated into this Current Report by reference.

In addition to the Paradigm Support Agreements, WSHP Biologics Holdings, LLC, Camille I. Farhat, and Jonathon M. Singer (collectively, the “Company Stockholders”) entered into support agreements with the Member (collectively, the “Company Support Agreements”). Pursuant to the Company Support Agreements, the Company Stockholders have agreed to vote all of the shares of Parent capital stock owned by them (the “Covered Shares”) in favor of the Company’s entry into the Master Transaction Agreement and the transactions contemplated by the Master Transaction Agreement and against any action that would interfere with the consummation of the transactions contemplated by the Master Transaction Agreement. The Company Support Agreements also contain certain restrictions on the sale or transfer of the Covered Shares. The Company Support Agreements will terminate upon the earlier of: (i) the termination of the Master Transaction Agreement; (ii) the occurrence of a Change in Recommendation; (iii) the Effective Time; (iv) the adoption and approval of the Master Transaction Agreement and the transactions contemplated by the Master Transaction Agreement by the stockholders of the Company; and (v) any amendment or modification of the Master Transaction Agreement that is material or adverse to the Company Stockholders.

The above description of the Company Support Agreements is not complete and is qualified in its entirety by the terms of the Company Support Agreements, which are attached to this Current Report as Exhibits 10.4, 10.5, and 10.6. The terms of each Company Support Agreement are incorporated into this Current Report by reference.

Debt Commitment Letter

In connection with the Master Transaction Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated as of November 1, 2018, with Ares Capital Management, LLC (“Ares”), pursuant to which Ares has committed to provide a $100.0 million senior secured second lien credit facility to the Company subject to the terms of the Commitment Letter (“Second Lien Credit Facility”). The proceeds of the Second Lien Credit Facility will be used by the Company to finance the Transaction and to pay fees and expenses in connection with the Transaction. Pursuant to the requirements of the Commitment Letter, the Company has also agreed to reduce the outstanding commitment under the Company’s first lien credit facility. The Company’s entry into the Second Lien Credit Facility is subject to various conditions, including the execution of definitive documentation and other customary closing conditions.

Under the terms of the Commitment Letter, Ares will act as the sole lead arranger and sole bookrunner for the Second Lien Credit Facility. The above description of the Commitment Letter is not complete and is qualified in its entirety by the terms of the Commitment Letter, which is attached to this Current Report as Exhibit 10.7 and the terms of which are incorporated by reference. The definitive documentation governing the Second Lien Credit Facility has not been finalized and, accordingly, the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Master Transaction Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., PS Spine Holdco, LLC, Bears Holding Sub, Inc., and Bears Merger Sub, Inc.

10.1	Support Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., Bears Holding Sub, Inc., HealthCor Paradigm Blocker Company Two, Inc., and HealthCor AIV, L.P.

10.2	Support Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., Bears Holding Sub, Inc., Trevi Health Ventures LP, and Trevi AIV, LP.

10.3	Support Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., Bears Holding Sub, Inc., Viscogliosi Brothers, LLC, and VB Acquisition Co. I LLC.

10.4	Support Agreement, dated as of November 1, 2018, by and between WSHP Biologics Holdings, LLC, and PS Spine HoldCo, LLC.

10.5	Support Agreement, dated as of November 1, 2018, by and between Camille I. Farhat and PS Spine HoldCo, LLC.

10.6	Support Agreement, dated as of November 1, 2018, by and between Jonathon M. Singer and PS Spine HoldCo, LLC.

10.7	Commitment Letter, dated November 1, 2018, by and between RTI Surgical, Inc., and Ares Capital Management, LLC.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule and exhibit to the Securities and Exchange Commission upon request

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, the impact of the transaction on the complexity of the Company’s operations, any benefits of scaling caused by the transaction, the impact of the transaction on the Company’s growth rates, potential long-term growth for Coflex® products, the impact of the transaction on the Company’s market share, and the retention of current customers or the acquisition of additional customers also are forward-looking statements. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These statements are not guarantees of future performance and are subject to risks and uncertainties. These risks and uncertainties include, among other things: the failure to obtain Company stockholder approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval and any conditions imposed in connection with consummation of the proposed transaction; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the definitive agreement; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; risks related to the disruption of the proposed transaction to us and our management; the effect of the announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions; and other risks described in public filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting the Company’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Holdco will file a registration statement on Form S-4 with the SEC. This Current Report does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy and consent solicitation statement/prospectus will be mailed to stockholders of the Company and unitholders of the Member. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 26, 2018, for the Company’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy and consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: November 7, 2018	By:	/s/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Chief Financial and Administrative Officer